UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01   Entry into a Material Definitive Agreement

(a) On July, 5, 2012, the Company agreed to acquire the rights to 100 oil and gas leases from Avenill Ventures, LLC for $700,000.   Avenhill is beneficially owned by Paul Howarth and Joseph Mezey, our officers and directors. The Company agreed to issue to $100,000 in Company stock at the closing market price on July 5, 2012 which was $0.002.  As such on July 9, 2012.the Company issued 25,000,000 shares of its Class A Common Stock to Renard Properties, LLC (which is beneficially owned by Paul Howarth) and 25,000,000 shares of its Class A Common Stock to JW Group, Inc. (which is beneficially owned by Joseph Mezey).  The remaining $600,000 is owed as a note in the amounts of: $200,000 Renard Properties, LLC, $200,000 to JW Group, Inc. and $200,000 to an unrelated 3rd party.

(b) The Company closed on a Securities Purchase Agreement (“Purchase Agreement”) with Asher Enterprises, Inc., a Delaware corporation (“Asher”), relating to the issuance and sale to Asher of an unsecured convertible promissory note (the “Note”) in a private transaction (the “Transaction”) with a principal amount of $32,500.  The Company received net proceeds of $30,000 from the Transaction, which will be used as general working capital.  The Purchase Agreement includes customary representations, warranties and covenants.   In connection with the Transaction, the Company issued Asher the Note.  Interest on the Note accrues at a rate of 8% annually and is to be paid with principal in full on the maturity date of  November 30, 2012. The principal amount of the Note together with interest may be converted into shares of the Company's common stock, par value $0.0001 (“Common Stock”), at the option of the Asher at a conversion price equal to fifty-five percent (55%) of the Market Price (as defined in the Note) for the Common Stock during the ten trading days prior to the conversion.

The Note contains a “blocker” provision limiting the number of shares of Common Stock into which the Note is convertible to 4.99% of the outstanding shares of the Company’s Common Stock.  However, the blocker provision in the Note may be waived by Asher upon 61-days’ prior notice.

The Company has a right of prepayment of the Note anytime from the date of the Note until one hundred eighty (180) days thereafter, subject to a prepayment penalty in the amount of 130% to 150% of the outstanding principal and interest of the Note based on the date of prepayment.

The Note provides for customary events of default such as failing to timely make payment under the Note when due.

Item 2.01   Completion of Acquisition or Deposition of Assets

Refer to Item 1.01 (a) above regarding the Company's acquisition of 100 oil and gas leases in Kansas from Avenill Ventures, LLC for $700,000

Item 3.02   Unregistered Sales of Equity Securities

(a)  On July, 6, 2012, the Company issued 3,235,294 shares of Class A Common stock at an applicable conversion price of $0.00068.  Asher Enterprises converted $2,200 of its note convertible in the amount of $42,500.  As a result, the Company issued 3,235,294 shares of its Class A Common Stock to Asher Enterprises, Inc.  The agreement with Asher allows them to convert their debt after six (6) months at a conversion price equal to the lowest closing bid price twenty trading days prior to the conversion date.  The remaining balance of the $42,500 is $27,800.  The Company as note payable to Asher in the total amount of $187,500, of which $172,800 is still owed.

(b)  On July, 5, 2012, the Company agreed to acquire the rights to 100 oil and gas leases from Avenill Ventures, LLC for $700,000.   Avenhill is beneficially owned by Paul Howarth and Joseph Mezey, our officers and directors. The Company agreed to issue to $100,000 in Company stock at the closing market price on July 5, 2012 which was $0.002.  As such on July 9, 2012.the Company issued 25,000,000 shares of its Class A Common Stock to Renard Properties, LLC (which is beneficially owned by Paul Howarth) and 25,000,000 shares of its Class A Common Stock to JW Group, Inc. (which is beneficially owned by Joseph Mezey).  The remaining $600,000 is owed as a note in the amounts of: $200,000 Renard Properties, LLC, $200,000 to JW Group, Inc. and $200,000 to an unrelated 3rd party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized .

Dated:           July 9, 2012                                                                           The Graystone Company, Inc.

By: /s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO